UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 04, 2023

ENOVA INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35503	45-3190813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 West Jackson Boulevard
Chicago, Illinois		60604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 568-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.00001 par value per share	ENVA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2023, Enova International, Inc., a Delaware corporation (the “Company”), commenced a solicitation of consents (the “Consent Solicitation”) pursuant to the terms and conditions of a Consent Solicitation Statement, dated September 26, 2023 (the “Consent Solicitation Statement”) from holders of its outstanding 8.500% Senior Notes due 2025 (the “Notes”) to amend the Indenture, dated as of September 19, 2018, among the Company, the guarantors party thereto and Computershare Trust Company, N.A., as trustee (the “Trustee”), governing the Notes (as amended, supplemented or otherwise modified from time to time, the “Indenture”). The purpose of the Consent Solicitation is to approve an amendment (the “Proposed Amendment”) to the restricted payments covenant in the Indenture in order to increase the Company’s ability to make restricted payments in connection with share repurchases and for other corporate purposes. The Proposed Amendment would amend the Indenture to provide the Company with additional restricted payments capacity in an amount which does not exceed $200.0 million; so long as, immediately after giving pro forma effect to the making of such restricted payment, the Debt to Tangible Common Equity Ratio of the Company does not exceed 4.5 to 1.0. Debt is balance sheet reported long-term debt (including the current portion thereof). Tangible Common Equity is balance sheet reported total common stockholders’ equity less goodwill and intangible assets. The terms and conditions of the Consent Solicitation are described in detail in the Consent Solicitation Statement.

In connection with the Consent Solicitation, the consents of the holders of more than 50% of the aggregate principal amount of the Notes outstanding were received as of 5:00 p.m., New York City time, on October 3, 2023 (the “Expiration Time”). Accordingly, on October 4, 2023, the Company, the guarantors party thereto and the Trustee entered into a supplemental indenture to the Indenture (the “Supplemental Indenture”) to effect the Proposed Amendment, which Supplemental Indenture is now effective. Upon the cash payment by the Company of $15.00 per $1,000 principal amount of Notes in respect of which such Consents were validly delivered (and not validly revoked) prior to the Expiration Time, the Proposed Amendment will become operative. The Company intends to settle the Consent Solicitation promptly upon satisfaction or waiver of the conditions to the completion of the Consent Solicitation.

Item 7.01 Regulation FD Disclosure.

On October 4, 2023, the Company issued a press release announcing that it had completed the Consent Solicitation. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit No.	Description
99.1	Enova International, Inc. press release dated October 4, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova International, Inc.

Date:	October 4, 2023	By:	/s/ Sean Rahilly
Sean Rahilly General Counsel and Secretary